EXHIBIT 99.3

TurboChef Technologies Closes $13,080,000 Private Placement
and Appoints New Board and Senior Management Team

Dallas, Texas, October 28, 2003 – TurboChef Technologies, Inc. (OTC Bulletin Board:  TRBO.OB) announced today that it has completed a private placement of 2,132,650 shares of its new Series D Preferred Stock to OvenWorks, LLLP and other investors. The shares of Series D Preferred Stock, which are initially convertible into an aggregate of 42,653,000 shares of TurboChef Common Stock, represent approximately 58% of TurboChef’s total equity on a fully diluted, as converted basis. Gross proceeds to TurboChef totaled approximately $13,080,000, and will be used to satisfy existing obligations and to fund TurboChef’s working capital needs, including product development and manufacturing, sales and marketing and other general corporate purposes.

OvenWorks is a newly formed limited partnership of which Oven Management, Inc., a company controlled by Richard E. Perlman, serves as general partner.  Mr. Perlman served as Chairman of the Board of PracticeWorks, Inc. from August 2000 until the sale of that company in October 2003.

In connection with the private placement, Mr. Perlman was appointed Chairman of the Board of TurboChef, James K. Price, PracticeWorks’ former President and Chief Executive Officer, was appointed President and Chief Executive Officer of TurboChef, and Al Cochran, PracticeWorks’ former Chief Financial Officer, was appointed Chief Financial Officer of TurboChef.  In addition to Messrs. Perlman and Price, William A. Shutzer and Raymond H. Welsh were appointed to TurboChef’s Board of Directors.  Mr. Shutzer is a Managing Director of Lehman Brothers, Inc. and is currently a director of Tiffany & Co., Blount International, Inc., JupiterMedia Corp. and American Financial Group.  Mr. Welsh is a Senior Vice President of UBS Financial Services Inc.  Mr. Welsh is a trustee of the University of Pennsylvania, Penn Medicine and Bancroft Neurohealth.  Mr. Welsh is also a director of the United Way of Southeastern Pennsylvania.  TurboChef expects to add two additional board members in the near future.  Jeffrey Bogatin and Donald Gogel resigned from their board and officer positions with TurboChef.

Mr. Perlman, TurboChef’s new Chairman said, “We are very excited about the future of TurboChef.  We believe that the combination of unparalleled technology, more than adequate funding and a proven management team will finally realize TurboChef’s goal of becoming the world leader in rapid cook technologies.”

Sands Brothers International Limited was retained by TurboChef’s Board of Directors prior to the closing to render an opinion as to whether the transaction was fair to TurboChef and its stockholders.  On October 27, 2003, Sands Brothers delivered its oral opinion to TurboChef’s Board of Directors, subsequently confirmed in writing, to the effect that, as of that date, the transaction was fair to TurboChef and its stockholders.

Shares of the Series D Preferred Stock rank senior to all other classes of stock of TurboChef as to liquidation, dividends, redemption and other payments or distributions.  Holders of Series D Preferred Stock also have redemption rights (to the extent they are unable to convert all or part of their shares to common stock of TurboChef), preemptive rights, and demand and piggy-back registration rights with respect to their shares.  Holders of Series D Preferred Stock are entitled to vote as a class in connection with certain matters, are generally entitled to vote together with the holders of TurboChef common stock on an as converted basis, and are also entitled to elect two-thirds of the members of TurboChef’s Board of Directors.  After the closing, an additional 6,000,000 shares of TurboChef’s Common Stock will be reserved for issuances of options to the officers, directors, employees and consultants of TurboChef.

In connection with the private placement, Mr. Bogatin was granted the right to nominate and elect one member of TurboChef’s Board of Directors, subject to the reasonable approval of TurboChef’s Board of Directors.  Messrs. Bogatin and Gogel agreed to a general 18-month prohibition on the transfer of their shares of capital stock of TurboChef, and to a right of first refusal in favor of TurboChef and OvenWorks, subject to a monthly trading allowance based on the average daily trading volume of TurboChef’s common stock.  Messrs Bogatin and Gogel also have entered into a voting agreement pursuant to which they agreed to vote all their shares of TurboChef common stock in favor of, among other things, any proposal to amend TurboChef’s Certificate of Incorporation to increase the amount of TurboChef’s authorized capital stock.  Mr. Gogel exercised his right to convert all of his shares of TurboChef’s Series C Preferred Stock, plus all accrued and unpaid dividends thereon, into 803,565 shares of TurboChef common stock.  Messrs. Bogatin and Gogel also have each entered into a non-competition agreement and a release agreement in favor of TurboChef in consideration for which Messrs. Bogatin and Gogel received an aggregate of 2,433,333 and 366,667 shares of TurboChef common stock, respectively.

Prior to the private placement, Messrs. Bogatin and Gogel agreed to the termination of all of their outstanding options to purchase TurboChef common stock.  Additionally, TurboChef agreed to cancel the obligations of Messrs. Bogatin and Gogel to pay TurboChef $2,000,000 and $100,000, respectively, under certain promissory notes delivered by them to TurboChef in connection their exercise of stock options in 1999 and 2000.  In return, Messrs. Bogatin and Gogel agreed to the cancellation of the 840,000 shares of TurboChef common stock acquired by them in connection with such option exercises.

Contemporaneously with the closing of the private placement, TurboChef also entered into an agreement with Grand Cheer Company Limited pursuant to which Grand Cheer agreed to cancel TurboChef’s $1,000,000 promissory note (which had been in default since October 2002) and to release all collateral thereunder, reduced from 1,000,000 to 800,000 the number of shares of TurboChef common stock issuable upon exercise of Grand Cheer’s warrants, released TurboChef from any and all liability to Grand Cheer through the closing of the transaction, exercised its rights to convert all its shares of TurboChef Series B Preferred Stock, plus all accrued and unpaid dividends thereon, into 2,024,986 shares of TurboChef Common Stock and executed a voting agreement substantially identical to the voting agreement signed by Messrs. Bogatin and Gogel.  In exchange, TurboChef agreed to pay Grand Cheer $1,200,000 in cash from the proceeds of the transaction, and agreed to issue to Grand Cheer 652,288 shares of its Common Stock.

About TurboChef

TurboChef is engaged primarily in designing, developing and marketing its proprietary rapid cook technologies.  TurboChef’s proprietary rapid cook ovens, which require no ventilation, employ a combination of high speed forced air and microwave energy to “cook to order” a variety of food products at faster speeds and to quality standards comparable, and in many instances superior to, other conventional commercial and residential ovens currently available.  With its superior technology and new management team, TurboChef seeks to become the world leader in rapid cook technologies.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to new management becoming familiar with the Company’s business, the uncertainty of market acceptance and demand for the Company’s products, the ability to obtain additional financing necessary to continue operations, the uncertainty of consumer acceptance of new products or technologies that may be offered by TurboChef, relationships with and dependence on third-party equipment manufacturers and suppliers, impact of competitive products and pricing and other risks detailed in the Company’s filings with the Securities and Exchange Commission.  The words “looking forward,” “believe,” “expect,” “likely” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made.  TurboChef Technologies, Inc. undertakes no obligation to update any forward-looking statements contained in this news release.